UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2021

GEE GROUP INC.
(Exact name of registrant as specified in its charter)

Illinois	1-05707	36-6097429
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

7751 Belfort Parkway, Suite 150, Jacksonville, Florida	32256
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 954-0400

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	JOB	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 22, 2021, GEE Group, Inc. (the “Company”) signed a commitment letter (the “Commitment Letter”) for a $20 million asset-based senior secured revolving credit facility (the “CIT Facility”) from CIT, who will also serve as administrative and collateral agent and sole lead arranger. The CIT Facility will be collateralized by 100% of the assets of the Company and its subsidiaries who will act as co-borrowers and guarantors. The CIT Facility will have a term that matures at the earlier of 180 days prior to the maturity date of the existing term loan or any indebtedness that refinances such term loan and the fifth anniversary of the closing date. Once closed, the CIT Facility will replace the Company’s current asset-based lending credit facility (“ABL”).

Under the CIT Facility, advances will be subject to a borrowing base formula that will be computed based on 85% of eligible accounts receivable of the Company and subsidiaries in general and as further defined in the loan documents, and subject to certain other criteria, conditions and applicable reserves, including any additional eligibility requirements as determined by the administrative agent. The CIT Facility will be subject to usual and customary covenants and events of default for credit facilities of this type. The interest rate, at the Company’s election, will be based on either the Base Rate, as defined, plus the applicable margin; or, the London Interbank Offering Rate (“LIBOR” or any successor thereto) for the applicable interest period, subject to a 1% floor, plus the applicable margin. Based upon the Company’s anticipated amount of borrowings under the CIT Facility, the estimated effective interest rate is expected to be in the range of approximately 4% to approximately 5.25%, based on the three months LIBOR rate as of March 26, 2021. This compares to an approximately 11% interest rate currently paid on the Company’s present ABL. In addition to interest costs on advances outstanding, the CIT Facility will provide for an unused line fee ranging from 0.375% to 0.50% depending on the amount of undrawn credit, original issue discount and certain fees for diligence, implementation and administration.

Closing of the CIT Facility is subject to the completion of a satisfactory field examination and due diligence, compliance with the required closing conditions, execution of an acceptable inter-creditor agreement if term debt remains outstanding and finalization of definitive documentation.

A copy of the Commitment Letter (together with Exhibit A, Transaction Description, and Exhibit B, the Terms Sheet) is attached hereto as Exhibit 10.1. The description of the Commitment Letter contained in this Current Report on the Form 8-K is qualified in its entirety by reference to Exhibit 10.1.

A copy of the Fee Letter is attached hereto as Exhibit 10.2. The description of the Fee Letter contained in this Current Report on the Form 8-K is qualified in its entirety by reference to Exhibit 10.2.

In addition, a copy of a press release issued in connection with the CIT Facility is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Commitment Letter, dated March 22, 2021, by and among GEE Group, Inc., and CIT together with Exhibit A, Transaction Description, and Exhibit B, the Terms Sheet.
10.2	Fee Letter, dated March 22, 2021, by and among GEE Group, Inc., and CIT.
99.1	Press release issued by GEE Group Inc. dated March 26, 2021.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GEE GROUP INC.

Date: March 26, 2021	By:	/s/ Kim Thorpe
Kim Thorpe
Chief Financial Officer

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